Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224408; No. 333-233524; and No. 333-236029) and Form S-8 (No. 333-227704 and No. 333-260244) of Coda Octopus Group, Inc. of our report dated January 29, 2024, with respect to the consolidated financial statements as of and for the years ended October 31, 2023 and 2022, of Coda Octopus Group, Inc. which are part of this Annual Report on Form 10-K.

Frazier & Deeter, LLC
Atlanta, Georgia
January 29, 2024